Exhibit 99.1

RYMAN HOSPITALITY PROPERTIES, INC. ANNOUNCES PROPOSED $300 MILLION

SENIOR NOTES OFFERING

NASHVILLE, Tenn. (March 25, 2013) – Ryman Hospitality Properties, Inc. (NYSE: RHP) (the “Company”) announced today that certain of its subsidiaries intend to offer, in a private placement, up to $300 million aggregate principal amount of senior notes due 2021 (the “notes”). The notes will be unsecured senior obligations of the issuing subsidiaries and guaranteed by the Company and its subsidiaries that guarantee its $925 million senior secured credit facility. The Company intends to use the net proceeds from the offering to repay a portion of its outstanding borrowings under the revolver to its credit facility. There can be no assurance that the offering of the notes will be consummated.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP), is a real estate investment trust for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by world-class lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat and the Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland. The Company also owns and operates a number of media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and WSM-AM, the Opry’s radio home.

This press release contains “forward-looking statements” concerning the intention of certain of the Company’s subsidiaries to issue the notes, the Company’s expectation of the aggregate principal amount of notes to be sold and the Company’s intended use of proceeds of the offering. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, Executive Vice President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
615-316-6588	(615) 316-6302
mfioravanti@rymanhp.com	babrahamson@rymanhp.com
~or~	~or~
Todd Siefert, Vice President of Corporate Finance & Treasurer	Josh Hochberg or Dan Zacchei
Ryman Hospitality Properties, Inc.	Sloane & Company
615-316-6344	(212) 446-1892 or (212) 446-1882
tsiefert@rymanhp.com	jhochberg@sloanepr.com dzacchei@sloanepr.com